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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A


                        AMENDMENT NO. 2 TO CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




          Date of Report (Date of earliest event reported) June 6, 1997

                         Bristol Retail Solutions, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                       0-21633                  58-2235556
(State or other juridiction            (Commission             (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)

5000 Birch Street, Suite 205, Newport Beach, California             92660
      (Address of prinicipal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  (714) 475-0800




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The undersigned Registrant hereby amends the following item of its Current
Report on Form 8-K, filed on June 20, 1997. The Registrant is amending Item 7(a), Report of Independent Auditors by Ernst & Young LLP dated July 15, 1997 in connection with the audits of Electronic Business Machines Inc., to include city and state where issued.



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                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        BRISTOL RETAIL SOLUTIONS, INC.
                                        (Registrant)


Date:  June 10, 1998                    By: /s/ MICHAEL S. SHIMADA
                                            -------------------------------
                                        Michael S. Shimada, Vice President
                                        and Chief Financial Officer






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                         Report of Independent Auditors



The Board of Directors and Stockholder of Electronic Business Machines, Inc.

We have audited the accompanying balance sheets of Electronic Business Machines, Inc. (the Company) as of December 31, 1996 and May 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the two years ended December 31, 1996 and the five-month period ended May 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1996 and May 31, 1997, and the results of its operations and its cash flows for each of the two years ended December 31, 1996 and the five-month period ended May 31, 1997, in conformity with generally accepted accounting principles.



                                                        ERNST & YOUNG LLP

Orange County, California
July 15, 1997




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